EXHIBIT 10.01

Simple Stock Purchase Agreement

THIS AGREEMENT is made and entered on January 28, 2021 by and between, Mitesco, Inc. ("Seller") of 601 Carlson Parkway, Suite 1050, Minnetonka, Minnesota 55305 and

Purchaser’s Name:

Address:

Email:

Phone:

All parties agree that this agreement will be memorialized in a more complete document including an investor qualification questionnaire at a later time, and that all details as noted here shall survive that document set.

WITNESSETH:

Whereas, the Seller is a duly organized Corporation, who is the record owner of outstanding shares of the capital stock of Mitesco, Inc. (hereinafter referred to as the "Corporation"), a Delaware corporation, which has authority to sell _________shares of capital stock at $0.01 par value restricted common stock, at a price of : $0.25/share, and

WHEREAS, the Purchaser desires to purchase said stock and the Seller desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and Agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

Purchase and Sale

Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing such stock, and the Purchaser shall purchase from the Seller the Corporation's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller.

The closing of the transactions contemplated by this Agreement (the "Closing"), shall be held at Mitesco Inc. located at 601 Carlson Parkway, Suite 1050, Minnetonka, Minnesota 55305 on February 1, 2021, at noon, or such other place, date and time as the parties hereto may otherwise agree.

Amount and Payment of Purchase Price

(a) Consideration

As total consideration for the purchase and sale of the Corporation's Stock, pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of $___________, such total consideration to be referred to in this Agreement as the "Purchase Price".

(b) Payment

The Purchase Price shall be paid as follows:

i. The sum of $____________ to be delivered to Seller upon the execution of this Agreement via federal funds wire to the Company bank (details included in separate document).

Representations and Warranties of Seller

Seller hereby warrants and represents:

(a) Organization and Standing

The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted.

(b) Restrictions on Stock

i. The Seller is not a party to any Agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock.

ii. Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

Representations and Warranties of Seller and Purchaser

Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller and Purchaser which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

General Provisions

(a) Entire Agreement

This Agreement (including any written amendments here of executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

Certificates to be Issued

Please select where the restricted stock certificates should be held (management recommends that the stock certificates should be held electronically at the transfer agent (Transhare). If neither is selected the certificates will be held at the transfer agent.

Certificates that are lost or stolen are the owners sole responsibility.

Hold Electronically at the transfer agent:     X

Mail the paper stock certificates:_________

 (b) Sections and Other Headings

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Governing Law

This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Minnesota. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

SELLER:

By: ___________________________________      Date: __________________

Lawrence Diamond

CEO, Mitesco, Inc.

PURCHASER:

By: ___________________________________      Date: __________________

___________________________________

Print Name

Wire Instructions

TO: New Restricted Stock Share Holders

FROM: MITESCO INC.

DATE: January 28, 2021

RE: Sending Funds

In connection with the purchase of Mitesco Inc. restricted common stock, please wire funds as follows:

[ISSUER WIRING INFO]

Account Name: Mitesco Inc. (checking)

Account Address: 601Carlson Parkway, Suite 1050 Minnetonka, MN 55305

ABA Routing Number: 026009593

Account Number: 139101496387

Bank Name: Bank of America

Bank Address: PO Box 25118 Tampa FL 33622-5118